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                                Bryan Cave LLP

                                                                     EXHIBIT 5.1

                                 June 29, 2001

Nexell Therapeutics Inc.
9 Parker
Irvine, CA 92618

Re: Nexell Therapeutics Inc. Registration Statement on Form S-8 for an additional 950,000 shares of Common Stock

Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-8 (as amended, the "Registration Statement"), of Nexell Therapeutics Inc., a Delaware corporation (the "Registrant"), to be filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), in connection with the registration by the Registrant of up to an additional 950,000 shares (the "Shares") of the common stock, par value $.001 per share ("Common Stock"), of the Registrant, issuable pursuant to the terms of the Registrant's 1997 Incentive and Non-Incentive Stock Option Plan, as amended ("1997 Plan").

     For purposes of rendering this opinion, we have made such legal and factual examinations as we have deemed necessary under the circumstances and, as part of such examination, we have examined, among other things, originals and copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate. For the purposes of such examination, we have assumed the genuineness of all signatures on original documents and the conformity to original documents of all copies submitted to us.

     On the basis of and in reliance upon the foregoing examination and assumptions, we are of the opinion that, assuming the Registration Statement shall have become effective pursuant to the provisions of the Securities Act, the Shares being offered under the 1997 Plan, when issued in accordance with the Registration Statement and the provisions of the 1997 Plan, and upon receipt by the Registrant of the consideration as contemplated by the 1997 Plan, will be validly issued, fully paid and nonassessable.

     We consent to the filing of this opinion as an Exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations of the Commission.

                                                 Very truly yours,



                                                 /s/ BRYAN CAVE LLP